UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2022

SeaStar Medical Holding Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39927	85-3681132
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3513 Brighton Blvd, Suite 410, Denver, CO	80216
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 427-8100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ICU	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock for $11.50 per share	ICUCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment No. 1 to Common Stock Purchase Agreement

As previously disclosed in a current report on Form 8-K filed by SeaStar Medical Holding Corporation (f/k/a LMF Acquisition Opportunities, Inc. and the “Company”) on August 24, 2022 with the Securities and Exchange Commission (the “SEC”), on August 23, 2022, the Company and SeaStar Medical, Inc. (“SeaStar”) entered into a common stock purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with Tumim Stone Capital LLC (“Tumim”). The Purchase Agreement and Registration Rights agreement were filed as exhibits 10.30 and 10.31, respectively, to the amendment no. 2 to registration statement on Form S-4 (File No. 333-264993) filed by the Company with the SEC on August 24, 2022.

As contemplated by the Purchase Agreement, on November 9, 2022, the Company, SeaStar, and Tumim entered into Amendment No. 1 to the Purchase Agreement (the “Purchase Agreement Amendment”), pursuant to which, among other things, the parties agreed to the following with respect to the Company’s obligation to pay Tumim a $2.5 million commitment fee, as follows: (a) the Company would have paid Tumim $1,000,000 of the commitment fee in cash on the Business Combination Closing Date (as defined in the Purchase Agreement), which amount was paid on such day on October 28, 2022; (b) the Company will pay Tumim $500,000 of the commitment fee in cash no later than the earliest of (i) the 30th calendar day immediately following the Effective Date of the Initial Registration Statement (each as defined in the Registration Rights Agreement), (ii) the 30th calendar day immediately following the Effectiveness Deadline (as defined in the Registration Rights Agreement) of the Initial Registration Statement, and (iii) not later than the second trading date immediately after the date on which written notice of termination is delivered by the Company or Tumim pursuant to the terms of the Purchase Agreement; and (c) the Company will pay Tumim the balance of the commitment fee, or $1,000,000, in newly issued shares of common stock, the per share value of which will be determined by reference to the volume weighted average prices of the common stock immediately prior to the filing of the Initial Registration Statement. In addition, the Purchase Agreement Amendment provided certain price and share information and amended certain definitions in the Purchase Agreement to include certain information that was not available at the time when the Purchase Agreement was executed on August 23, 2022, including the definitions of “Base Price,” “Commitment Fee,” “Commitment Shares,” “Common Stock,” “Minimum Price,” “VWAP Purchase Maximum Amount,” and “VWAP Purchase Price”.

On November 9, 2022, the Company, SeaStar Medical, and Tumim entered into the Amendment No. 1 to Registration Rights Agreement (the “RRA Amendment”) to make certain amendments to the filing deadline prior to which the Company shall file the Initial Registration Statement and to conform the terms of the Registration Rights Agreement to those of the Purchase Agreement (where applicable), as amended by the Purchase Agreement Amendment.

Following the execution of the Purchase Agreement Amendment and the RRA Amendment on November 9, 2022, the closing under the Purchase Agreement occurred, at which time the Purchase Agreement and the Registration Rights Agreement, each as amended, became fully effective in all respects.

The foregoing descriptions of the Purchase Agreement Amendment and the RRA Amendment are qualified in their entirety by reference to the full text of such agreements filed as Exhibits 10.1 and 10.2 hereto, which are incorporated by reference into this Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description of Exhibit

10.1*	Amendment No. 1 to Common Stock Purchase Agreement, dated as of November 9, 2022, by and among Tumim Stone Capital, LLC, SeaStar Medical, Inc., and SeaStar Medical Holding Corporation

10.2*	Amendment No. 1 to Registration Rights Agreement, dated as of November 9, 2022, by and among Tumim Stone Capital LLC, SeaStar Medical, Inc., and SeaStar Medical Holding Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEASTAR MEDICAL HOLDING CORPORATION

November 10, 2022	By:	/s/ Eric Schlorff
	Name:	Eric Schlorff
	Title:	Chief Executive Officer